UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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    14a-6(e)(2)).
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                      TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
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TIAA-CREF Institutional Mutual Funds
Filing of Definitive Proxy Statement dated July 5, 2005

Supplemental Q&A for Internal Use

1. WHAT ARE THE SPECIFIC FEE INCREASES WE ARE VOTING ON FOR EACH FUND?

   o Details of the fee increases are provided on pages 28-31 of the proxy statement. Only the actively managed Funds are affected (including Growth Equity; Growth & Income; International Equity; Large-Cap Value; Mid-Cap Growth; Mid-Cap Value; Small-Cap Equity; Real Estate Securities; Social Choice Equity; Bond; Inflation-Linked Bond; and Money Market Funds). At the Board of Trustees' request, the advisor has agreed to waive the proposed fee increase on the Growth Equity Fund and Growth & Income Fund until at least April 2007.

   o There would be no increase in advisory fees for the index Funds (Large-Cap Growth Index; Large-Cap Value Index; Equity Index; S&P500 Index; Mid-Cap Growth Index; Mid-Cap Value Index; Mid-Cap Blend Index; Small-Cap Growth Index; Small-Cap Value Index; Small-Cap Blend Index; and International Equity Index Funds).

   o There would be no increase in advisory fees for the Lifecycle Funds. However, the indirect expenses (such as the expenses for the Funds in which the Lifecycle Funds invest) would increase, resulting in a higher total expense ratio for Lifecycle Funds shareholders.

   o At the Board's request, the new investment management agreement would include a breakpoint pricing schedule for most of the actively managed Funds, which would modestly reduce the advisory fees on those Funds as total asset levels increase.

2. WHAT IS THE SPECIFIC BREAKPOINT PRICING SCHEDULE, AND TO WHICH FUNDS DOES IT APPLY?
   At the Board of Trustees' request, the breakpoints will modestly reduce the advisory fee rates on all of the actively managed Funds (except the Money Market Fund and the Social Choice Equity Fund) as total asset levels increase. The full breakpoint schedule is detailed in Appendix A of the proxy statement, page A-12.

3. CAN YOU PROVIDE A BREAKDOWN OF ALL THE NEW OPERATING EXPENSES?
   Please see pages 36-41 of the proxy statement, which include tables showing each Fund's fees and operating expenses for each share class, on both a current and pro forma basis.

4. ARE FUTURE INCREASES IN ADVISORY FEES CONTEMPLATED?
   Neither the Board of Trustees nor the Funds' investment advisor is contemplating further fee increases on the Funds at this time. The Board believes that the proposed new investment management agreement provides a sustainable fee and expense structure that will enable the advisor to operate the Funds effectively for the foreseeable future and keep the Funds among the lower-priced offerings in the industry while maintaining and improving the quality of services provided to shareholders.

   However, as part of a broader effort to restructure TIAA-CREF's mutual fund offerings, the advisor is expected to recommend that the TIAA-CREF Mutual Funds -- a separate fund family designed primarily for retail investors -- be consolidated with the TIAA-CREF Institutional Mutual Funds in the near future. If and when this proposed consolidation is approved, the TIAA-CREF Mutual Funds would be merged into a corresponding TIAA-CREF

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   Institutional Mutual Fund and would become subject to the fee and expense structure of that Fund.

5. CAN YOU PROVIDE DATA ON THE FUNDS' PROPOSED NEW FEE LEVELS VERSUS
   COMPETITORS?
   Even after adopting the higher fees, the Funds would remain among the lower-priced offerings in the industry. Under the proposed new fee structure, each Fund's total expense ratio (except for the Inflation-Linked Bond Fund) would still be less than the median expense ratio for its peer group of mutual funds, as analyzed by Lipper, and, in some cases, significantly less. The table on pages 33-34 of the proxy statement compares the estimated total expense ratio (not including any waivers or reimbursements) of each existing class of each Fund that would be subject to an increased fee with the Lipper median total expense ratio for the Fund's appropriate category.

6. IS TIAA-CREF STILL COMMITTED TO BEING A LOW-COST, HIGH-VALUE PROVIDER?
   The TIAA-CREF organization remains committed to the values and practices that have set it apart for 85 years -- including value, integrity, sound investment management and a high level of service. Since the Funds were established, the advisor has been committed to providing high-quality investment management services while remaining a low-cost provider. The Funds' Board of Trustees was persuaded that the current level of fees being charged was too low for the advisor to sustain; it then determined that the proposed increase in fees would not unduly benefit the advisor at the expense of Fund shareholders. Even after adopting the higher fees, the Funds would remain among the lower-priced offerings in the industry.

7. ARE THESE PROPOSED INCREASES CONSISTENT WITH TIAA-CREF'S LEADERSHIP IN THE CORPORATE GOVERNANCE ARENA?
   Fee increases are never contemplated or proposed lightly. As a governing body composed entirely of independent trustees, the Funds' Board of Trustees takes very seriously its obligation to protect the interests of shareholders. For this reason, the Board's unanimous approval of the proposed fee increases came only after thorough and deliberate consideration of shareholders' interests. As part of its ongoing oversight of the Funds, the Board will annually monitor the level of fees and advisor profits generated by the new agreement to ensure that it remains fair and reasonable to shareholders.

8. IS THERE A NEW INVESTMENT STRATEGY BEING INTRODUCED WITH THIS INITIATIVE? No. The new investment management agreement primarily concerns the fee and expense structure for the actively managed Funds, and does not include a change in investment "strategy" for any of the Funds.

9. WHAT IS THE IMPACT IF A SHAREHOLDER ABSTAINS FROM VOTING ON THE PROPOSAL(S)? With regard to the election of Trustees and ratification of the independent registered public accounting firm, abstentions are not counted as a vote "for" or "against," which means they will have no effect on these proposals. With regard to the proposed new investment management agreement, abstentions will have the effect of a vote against this proposal. Likewise, with regard to the proposed adoption of the distribution plan for the Retail Class shares of the Funds, for which only Retail Class shareholders are able to vote, abstentions will have the effect of a vote against this proposal. For more details, see pages 4-5 of the proxy statement.